Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Pathmark Stores, Inc. on Form S-8 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Pathmark Stores, Inc. for the fiscal year ended February 3, 2001 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
New York, New York

May 30, 2001